                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            BROOKS AUTOMATION, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                            BROOKS AUTOMATION, INC.

                        TO BE HELD ON FEBRUARY 26, 1998

  The Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 26, 1998 at 10:00 a.m., local time, at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

  1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected.

  2. To consider and act upon a proposal to amend the Company's 1992 Combination Stock Option Plan.

  3. To consider and act upon a proposal to amend the Company's 1995 Employee Stock Purchase Plan.

  4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

  The Board of Directors has fixed January 2, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

  You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors

                                          Lawrence M. Levy,
                                          Secretary

Boston, Massachusetts
January 14, 1998

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                            BROOKS AUTOMATION, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 26, 1998

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooks Automation, Inc., a Delaware corporation (the "Company") with its principal executive offices at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for use at the Annual Meeting of Stockholders to be held on February 26, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 14, 1998. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company will use a private solicitation firm to perform additional solicitation. The Company will also use Corporate Investor Communication, Inc., a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company expects to pay Corporate Investor Communications, Inc. approximately $5,000 plus certain expenses for its services.

  Only stockholders of record at the close of business on January 2, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 10,073,221 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

  The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors, for the proposal to amend the 1992 Combination Stock Option Plan and for the proposal to amend the 1995 Employee Stock Purchase Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Meeting, four directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

  All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

  The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                                   DIRECTOR
NAME                                           AGE POSITION                         SINCE
----                                           --- --------                        --------
Robert J. Therrien............................  63 President, Chief Executive        1989
                                                   Officer, Treasurer and Director
Norman B. Brooks..............................  66 Director                          1989
Roger D. Emerick(1)(2)........................  58 Director                          1993
Amin J. Khoury(1)(2)..........................  58 Director                          1994

--------
(1)Member of the Company's Compensation Committee.
(2)Member of the Company's Audit Committee.

  Mr. Robert J. Therrien has been the President, Chief Executive Officer and a director of the Company since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc.. From 1983 to 1989, Mr. Therrien served as a consultant to the Company and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as Chairman and President of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry. Mr. Therrien also serves on the NYNEX Customer Advisory Board and the Advisory Committee of the Massachusetts Office of Business Development.

  Mr. Norman B. Brooks founded the Company in 1978, and has served as a director of the Company since its incorporation in 1989. Mr. Brooks has been semi-retired since that date.

  Mr. Roger D. Emerick has been a director of the Company since October 1993. Mr. Emerick has been a director of Lam Research Corporation ("Lam"), a semiconductor equipment supplier, since 1982 and Chairman of the Board of Directors of Lam since 1984. Mr. Emerick served as President of Lam from 1982 to 1989 and as its Chief Executive Officer from 1982 to August 1997. See "Certain Transactions." Mr. Emerick is currently a director of Electroglas, Inc., a manufacturer of automatic wafer probing equipment and Semiconductor Equipment and Materials International.

  Mr. Amin J. Khoury has been a director of the Company since July 1994. Since 1987, Mr. Khoury has served as Chairman of the Board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also Chairman of the Board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 1997. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

  The Board of Directors has an Audit Committee, currently composed of Messrs. Emerick and Khoury, which met twice in fiscal 1997. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent accountants, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent accountants.

  The Board of Directors has a Compensation Committee, currently composed of Messrs. Emerick and Khoury, which met once in fiscal 1997. The functions of the Compensation Committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation.

COMPENSATION OF DIRECTORS

  Nonemployee directors of the Company receive $1,000 cash compensation for each Board meeting they attend, in addition to expenses reasonably incurred. Nonemployee directors receive $4,000 per year for their services on the Compensation Committee and $4,000 per year for their services on the Audit Committee. Each nonemployee director is granted options to purchase 10,000 shares of Common Stock on the date he is first elected a director and options to purchase 5,000 shares on July 1 of each year thereafter pursuant to the 1993 Nonemployee Director Stock Option Plan. Employee directors may elect to participate in the 1995 Employee Stock Purchase Plan (although no employee director who holds 5% or more of the Company's Common Stock is eligible to participate) and may be granted options under the 1992 Combination Stock Option Plan. See "Stock Option Plans," "Proposal No. 2--Amendment of the 1992 Combination Stock Option Plan" and "Proposal No. 3--Amendment of the 1995 Employee Stock Purchase Plan." Mr. Brooks receives certain life and health insurance benefits from the Company which totaled $2,832 in fiscal 1997.

  Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

  The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information as of November 28, 1997 with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                         SHARES OF COMMON STOCK
NAME**                                   BENEFICIALLY OWNED (1) PERCENT OF CLASS
------                                   ---------------------- ----------------
Robert J. Therrien (2).................        1,184,046               11%
 c/o Brooks Automation, Inc.
 15 Elizabeth Drive
 Chelmsford, MA 01824
David R. Beaulieu (3)..................              --                 *
Stanley D. Piekos (4)..................           81,602                *
Michael W. Pippins (5).................           69,412                *
Michael F. Werner (6)..................           48,750                *
Norman B. Brooks (7)...................           28,040                *
Roger D. Emerick (8)...................            5,000                *
Amin J. Khoury (9).....................            7,000                *
All directors and executive officers as
 a group
 (8 persons) (2) (3) (4) (5) (6) (7)
 (8) (9)...............................        1,423,850               14%
Kopp Investment Advisors...............        1,643,625               16%
 6600 France Ave. So., Suite 672
 Edina, MN 55435 (10)
Putnam Investment Management...........          662,000                6%
 One Post Office Square
 Boston, MA 02109 (11)

--------
* Less than 1% of the outstanding Common Stock.
** Address provided for beneficial owners of more than 5% of the Company's Common Stock.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed except to the extent shared by spouses under applicable law.
(2) Includes 247,500 shares issuable pursuant to immediately exercisable stock options. Excludes (i) shares held by certain children and grandchildren of Mr. Therrien, as to which he disclaims beneficial ownership and (ii) options to purchase 137,500 shares which are not exercisable within 60 days of November 28, 1997.
(3) Excludes options to purchase 29,000 shares which are not exercisable within 60 days of November 28, 1997.
(4) Includes 31,250 shares issuable pursuant to immediately exercisable stock options. Excludes (i) shares held by a relative of Mr. Piekos, as to which he disclaims beneficial ownership and (ii) options to purchase 51,250 shares which are not exercisable within 60 days of November 28, 1997.
(5) Includes 26,334 shares issuable pursuant to immediately exercisable stock options. 21,000 of the remaining 43,078 shares are subject to certain repurchase rights by the Company in the event Mr. Pippins' employment with the Company is terminated. Excludes options to purchase 25,000 shares which are not exercisable within 60 days of November 28, 1997.
(6) Includes 7,500 shares issuable pursuant to immediately exercisable stock options. 15,000 of the remaining 41,250 shares are subject to certain repurchase rights by the Company in the event Mr. Werner's employment with the Company is terminated. Excludes options to purchase 36,250 shares which are not exercisable within 60 days of November 28, 1997.

(7) Includes 2,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 18,000 shares which are not exercisable within 60 days of November 28, 1997.
(8) Includes 5,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 16,000 shares which are not exercisable within 60 days of November 28, 1997.
(9) Includes 3,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 19,000 shares which are not exercisable within 60 days of November 28, 1997.
(10) A Form 13F was filed with the Securities and Exchange Commission indicating that as beneficial owner, Kopp Investment Advisors, Inc. has sole voting power with respect to 279,000 shares.
(11) A Form 13F was filed with the Securities and Exchange Commission indicating that as beneficial owner, Putnam Investment Managment, Inc. has sole voting power with respect to 109,300 shares.

MANAGEMENT

  The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

NAME                     AGE POSITION WITH THE COMPANY
----                     --- -------------------------
David R. Beaulieu.......  39 Vice President, Engineering
Stanley D. Piekos.......  50 Vice President, Finance and Chief Financial Officer
Michael W. Pippins......  37 Vice President, Sales and Marketing
Michael F. Werner.......  52 Vice President, Manufacturing and Operations

  Mr. David R. Beaulieu joined the Company in May 1996 as its Vice President, Engineering. From 1993 to 1996, Mr. Beaulieu served as Vice President, Product Operations of the Time/Data Systems Division of Simplex Corporation, a manufacturer of industrial equipment. From 1991 to 1993, Mr. Beaulieu served as Vice President of Research and Development for Tropel Corporation, a manufacturer of advanced optical systems for semiconductor equipment. From 1979 to 1991, Mr. Beaulieu served GCA, a unit of General Signal Corporation, in a variety of positions including Director of Lithographic Engineering.

  Mr. Stanley D. Piekos joined the Company in June 1994 as its Vice President, Finance and Chief Financial Officer. From 1985 to June 1994, Mr. Piekos served Helix Technology Corporation, a manufacturer of cryogenic equipment used primarily in the semiconductor industry, most recently as Vice President and Chief Financial Officer.

  Mr. Michael W. Pippins joined the Company in March 1992 as its Director of Sales and Marketing and in June 1993 was promoted to Vice President, Sales and Marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates, a manufacturer of semiconductor production equipment.

  Mr. Michael F. Werner has been the Vice President, Manufacturing and Operations of the Company since February 1993. From 1984 to 1993, Mr. Werner served GCA, a unit of General Signal Corporation, in a variety of positions including Senior Vice President of Operations.

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company during fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                            ANNUAL COMPENSATION      COMPENSATION
                                        ----------------------------    AWARDS
                                                        OTHER ANNUAL  SECURITIES    ALL OTHER
                                        SALARY   BONUS  COMPENSATION  UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR ENDED   ($)     ($)     ($) (1)    OPTION (#)(2)   ($) (3)
---------------------------  ---------- ------  ------- ------------ ------------- ------------
Robert J. Therrien,           9/30/97   244,596     --     27,329          --         50,314
 Chief Executive Officer      9/30/96   259,794  97,548    33,263       10,000        27,156
 and President (4)            9/30/95   229,115 117,500    14,600          --         28,567
David R. Beaulieu,            9/30/97   122,865     --     10,365        9,000         7,679
 Vice President, Engi-
 neering                      9/30/96    49,000  26,000     5,790       20,000         7,626
                              9/30/95       --      --        --           --            --
Stanley D. Piekos,            9/30/97   135,152     --     10,209          --         14,036
 Vice President, Finance
 and                          9/30/96   143,893  39,598     9,723       10,000        12,438
 Chief Financial Officer
 (4)                          9/30/95   119,481  52,000     7,200          --         11,508
Michael W. Pippins,           9/30/97   122,865     --     10,209          --          6,784
 Vice President, Sales        9/30/96   131,068  36,000     9,653       10,000         5,546
 and Marketing                9/30/95   115,500  47,200     8,210          --          7,258
Michael F. Werner,            9/30/97   128,536     --     10,185          --         15,738
 Vice President, Manufac-
 turing                       9/30/96   137,232  37,663     9,756       10,000        12,933
 and Operations               9/30/95   120,600  49,360     8,250          --         12,792

--------
(1) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, Beaulieu, Piekos, Pippins and Werner.
(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1995, 1996 or 1997.
(3) Consists of (i) matching contributions made by the Company to its 401(k) plan of $924, $1,156 and $1,463 for Mr. Therrien; $0, $0 and $150 for Mr. Beaulieu; $1,642, $2,799 and $2,524 for Mr. Piekos; $3,347, $1,938 and
     $1,883 for Mr. Pippins; and $1,346, $1,702 and $2,475 for Mr. Werner in fiscal 1995, 1996 and 1997, respectively, and (ii) life insurance premiums paid by the Company of $27,643, $26,000 and $48,851 for Mr. Therrien; $0, $7,626 and $7,529 for Mr. Beaulieu; $9,866, $9,639 and
     $11,512 for Mr. Piekos; $3,911, $3,608 and $4,901 for Mr. Pippins; and
     $11,446, $11,231 and $13,263 for Mr. Werner in fiscal 1995, 1996 and
     1997, respectively. The Company is not a beneficiary of any life insurance benefits resulting from the payment of these premiums.
(4)  See "Employment Contracts" below.

EMPLOYMENT CONTRACTS

  Robert J. Therrien. In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its President and Chief Executive Officer, which entitled Mr. Therrien to a minimum annual salary of $230,000, subject to increases for inflation, and to consideration for discretionary bonuses. The employment agreement, which has a seven-year term, provides that Mr. Therrien will receive retirement compensation at the rate of Mr. Therrien's salary in effect as of the date he terminates employment with the Company for a period equal to one and one-half times the number of years Mr. Therrien serves the Company after October 1, 1994. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his retirement compensation over a period of not less than four years. The Company will also provide Mr. Therrien with certain life insurance benefits over the term of the agreement and for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as may be generally available to other employees of the Company.

  Under the agreement, if Mr. Therrien terminates his employment with the Company upon a change in control of the Company or for good reason (a material reduction in his overall level of responsibility without his consent), the Company shall pay Mr. Therrien, in addition to the retirement compensation, a lump sum severance payment equal to $1 less than three times Mr. Therrien's average annual compensation during the five most recent years.

  Mr. Therrien's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Therrien from directly or indirectly competing with the Company so long as he is an employee of the Company and for a period of two years thereafter.

  Stanley D. Piekos. In June 1994, the Company entered into an employment agreement with Stanley D. Piekos, its Vice President, Finance and Chief Financial Officer, which is terminable by either party upon 30 days notice and which entitles Mr. Piekos to a minimum annual salary of $127,000 and formula bonuses based on the Company's annual financial performance. Mr. Piekos' agreement contains non-disclosure provisions and prohibits him from competing with the Company during the term of his employment and for a period of one year thereafter. Pursuant to the agreement, Mr. Piekos subscribed to 75,000 shares of Common Stock for a purchase price of approximately $1.67 per share (a total of $125,000) and was granted options to purchase 67,500 shares of Common Stock at an exercise price of approximately $1.67 per share. The Company also granted Mr. Piekos certain registration rights with respect to these shares in the event the Company registers the shares of any of its other executive officers. The employment agreement provides Mr. Piekos with certain other benefits, including an automobile allowance, the opportunity to participate in insurance plans and other employment benefits as may be generally available to senior executives of the Company. Mr. Piekos has also entered into an indemnification agreement with the Company on the same terms as the Company's directors. See "Compensation of Directors--Indemnification Agreements."

BONUS PLAN

  The Company maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

GAINSHARING PROGRAM

  In 1995, the Company introduced an informal Gainsharing Program. Gainsharing is an incentive program designed to compensate eligible employees, including executive officers, for their efforts toward achieving the

Company's goals. Eligible employees may earn up to 10% of their base pay each quarter if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. There were no payments made under the Gainsharing Program during fiscal 1997.

STOCK PURCHASE PLAN

  In February 1996, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide employees of the Company with additional incentives by permitting them to acquire an equity interest in the Company through the purchase of shares in the Company's Common Stock. The Stock Purchase Plan is more fully described under "Proposal No. 3--Amendment of the 1995 Employee Stock Purchase Plan" below.

STOCK OPTION PLANS

  The following tables set forth certain information with respect to the stock options granted to the named executive officers during fiscal 1997 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL                             POTENTIAL REALIZABLE
                         UNDERLYING   OPTIONS                                 VALUE AT ASSUMED
                          OPTIONS    GRANTED TO                            ANNUAL RATES OF STOCK
                          GRANTED   EMPLOYEES IN EXERCISE PRICE EXPIRATION PRICE APPRECIATION FOR
NAME                       (#)(1)   FISCAL YEAR    $/SHARE(2)      DATE        OPTION TERM(3)
----                     ---------- ------------ -------------- ---------- ----------------------
                                                                             5%($)      10%($)
                                                                           ---------- -----------
Robert J. Therrien......     --          --            --            --           --          --
David R. Beaulieu.......   9,000         8%          12.75       4/22/07       72,166     182,880
Stanley D. Piekos.......     --          --            --            --           --          --
Michael W. Pippins......     --          --            --            --           --          --
Michael F. Werner.......     --          --            --            --           --          --

--------
(1) Options are exercisable at the rate of 25 percent per year over a four year period commencing two years from the date of grant.
(2) The exercise price is equal to the fair market value of the stock on the date of grant.
(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                            SHARES      VALUE    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON  REALIZED    OPTIONS AT 9/30/97(#)         9/30/97($)(2)
NAME                     EXERCISE (#)  ($)(1)   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ------------ --------- ------------------------- -------------------------
Robert J. Therrien......       --           --       247,500/137,500         8,921,138/4,853,988
David R. Beaulieu.......       --           --           -- / 29,000               -- /  778,125
Stanley D. Piekos.......    10,000      153,400       31,250/ 51,250         1,143,062/1,783,896
Michael W. Pippins......       666       17,429       26,334/ 25,000           967,972/  816,225
Michael F. Werner.......    41,250    1,151,539        7,500/ 36,250           271,238/1,238,606

--------
(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.
(2) Based on the closing price of the Company's Common Stock on September 30, 1997 on the Nasdaq National Market of $38.375 minus the respective option exercise prices.

  1992 Combination Stock Option Plan. The Company's 1992 Combination Stock Option Plan (the "1992 Plan") is described under "Proposal No. 2--Amendment of the 1992 Combination Stock Option Plan" below.

  1993 Nonemployee Director Stock Option Plan. The purpose of the 1993 Nonemployee Director Stock Option Plan (the "Directors Plan") is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock. Each director who is not an employee of the Company or any of its subsidiaries is eligible to receive options under the Directors Plan. Under the Directors Plan, each eligible director receives an automatic grant of an option to purchase 10,000 shares of Common Stock upon becoming a director of the Company and an option to purchase 5,000 shares on July 1 each year thereafter. A total of 190,000 shares of Common Stock has been reserved for issuance under the Directors Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors consists of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of the Company. Mr. Therrien, the President and Chief Executive Officer of the Company, has the authority to grant options for not more than 9,000 shares to employees who are not executive officers on terms that are consistent with the 1992 Plan. Mr. Therrien granted options to purchase 80,800 shares in fiscal 1997. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire Board of Directors. Mr. Brooks, a member of the Board of Directors, was formerly an executive officer of the Company.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is comprised of two non-employee directors and is responsible for establishing compensation policies applicable to the Company's executive officers including the Chief Executive Officer.

  The Company's compensation policies are intended to attract, retain and motivate highly qualified executive officers by providing incentives that closely align the interests of the executive officers with those of the Company and its stockholders. The Compensation Committee uses a combination of cash and equity components to offer a balance of short-term and long-term incentives.

  The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. The base salary of an executive officer is established after considering the level of his responsibility, data gathered informally with respect to salaries paid by comparable companies to officers in similar positions and the quality of performance. No particular weight is given to any of these factors. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options, the bonus plan and benefit plans generally available to employees such as the quarterly Gainsharing Program and the Stock Purchase Plan to provide significant performance incentives. The Company has commissioned a survey for purposes of determining executive officer compensation for 1998. Upon review of the results and methodology of the survey, the Compensation Committee will determine the appropriate weight to be given to the survey results in establishing the compensation of executive officers.

  Executive officers are eligible for performance bonuses under the Company's Bonus Plan of 20% to 40% of their base salary. The extent of these bonuses is determined based on factors such as individual performance goals, teamwork, leadership and initiative with no greater emphasis on one factor than on another. These bonuses are contingent on the Company's overall financial performance. No bonuses were paid to executive officers during fiscal 1997. The target bonus for Mr. Therrien, set at 40%, represents a greater percentage of base salary than for other executive officers. Consequently, a larger portion of Mr. Therrien's total compensation is dependent on his and the Company's performance. No bonus was paid to Mr. Therrien during fiscal 1997. Executive officers also participate along with all other employees of the Company in a quarterly Gainsharing Program, through which employees can earn a quarterly payout of up to 10% of their base pay if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. This Gainsharing Program is designed to focus attention on short-term goals which may have substantial impact on the long-term success of the Company and to encourage executive officers and the Company's other employees to work more closely together on objectives which are beneficial to the Company. There were no payments under the Gainsharing Program during 1997.

  Each of the executive officers, including Mr. Therrien, and all key employees are eligible to receive grants of options under the 1992 Plan. The 1992 Plan is used to align a portion of the executive officers' and key employees' compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer or key employee, the Compensation Committee makes a subjective determination based on factors such as the individual's level of responsibility, performance and number of options held by the executive officer, with no particular weight given to any factor. During fiscal 1997, 9,000 options were granted to an executive officer under the 1992 Plan. The 1995 Employee Stock Purchase Plan provides all of the Company's employees, including executive officers, with a means of acquiring the Company's stock, further aligning the interests of executive officers, employees and stockholders.

  In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its Chief Executive Officer, which entitles Mr. Therrien to a minimum annual salary of $230,000, subject to adjustment for inflation, consideration for discretionary bonuses, certain life insurance benefits and, for so long as the

Company owes him retirement compensation, an automobile allowance and such other employment benefits as are generally available to employees of the Company. See "Employment Contracts." Mr. Therrien received a base salary of $244,596 in fiscal 1997. The Compensation Committee believes that this compensation is comparable to the compensation of chief executive officers of similar companies.

                                          Compensation Committee

                                          Roger D. Emerick
                                          Amin J. Khoury

PERFORMANCE GRAPH

  The following graph compares the change in the Company's cumulative total shareholder return from February 2, 1995, when the Company's Common Stock became publicly traded, to September 30, 1997, the last trading day of fiscal 1997 with the cumulative total return on the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, for that period.

                             [GRAPH APPEARS HERE]


INDEX DESCRIPTION                       02/02/95     09/29/95     09/30/96     09/30/97
-----------------                       --------     --------     --------     --------
Brooks Automation, Inc.                   $100        $215.00      $126.25      $383.75
NYSE/AMEX/Nasdaq Stock Market
  (U.S. Companies)                        $100        $126.44      $150.46      $206.97
NYSE/AMEX/Nasdaq Stocks (SIC
  3550-3559 U.S. Companies)
  Special Industry Machinery,
  Except Metalworking Machinery           $100        $217.65      $138.14      $329.64


  Assumes $100 invested on February 2, 1995 in the Company's Common Stock, the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of any and all dividends.

CERTAIN TRANSACTIONS

  Lam Research Corporation. During fiscal 1997, the purchases of Lam Research Corporation ("Lam"), a major customer of the Company, from the Company accounted for approximately 21% of the Company's revenues during the period. Lam's Chairman of the Board, Roger Emerick, serves on the Company's Board of Directors. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of the Company.

  Sales to Lam have been made in the ordinary course of the Company's business, and the Company believes that the terms of its transactions with Lam have not been less favorable to the Company than could have been obtained from a party unaffiliated with the Company purchasing products of similar types and at comparable volumes, and making similar commitments and financial accommodations to the Company.

                                PROPOSAL NO. 2

                       AMENDMENT OF THE 1992 COMBINATION
                               STOCK OPTION PLAN

  The purposes of the Company's 1992 Combination Stock Option Plan (the "1992 Plan") are to provide long-term incentives and rewards to those key employees of the Company and its subsidiaries and any other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's stockholders.

  The Board of Directors has approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder from 1,550,000 shares to 1,950,000 shares.

  Under the 1992 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant. Directors who are not employees of the Company or who are members of the Compensation Committee of the Board of Directors (the "Compensation Committee") are not eligible to participate in the 1992 Plan. Currently, all of the Company's approximately 531 employees may be determined to be key employees entitled to grants of options under the 1992 Plan.

  The 1992 Plan is administered by the Compensation Committee. Subject to the terms of the 1992 Plan, the Compensation Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option and the time during which any option is exercisable. The options granted under the 1992 Plan generally vest over a period of five years.

  Options under the 1992 Plan may not be granted after May 13, 2002. No option under the 1992 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Company's Common Stock). No incentive stock option granted pursuant to the 1992 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent and total disability.

  Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of the grant, in the discretion of the Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant.

  In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1992 Plan, the Compensation Committee may authorize payment (i) in cash, (ii) by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, (iii) by any other property (valued at its fair market value on the date of such exercise), or (iv) any combination of cash, stock and other property.

  A total of 1,550,000 shares of Common Stock is available for issuance under the 1992 Plan, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. The shares issued may include either authorized but unissued shares of Common Stock or treasury shares. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. As described above, the Board of Directors has approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder from 1,550,000 shares to 1,950,000 shares.

  As of December 12, 1997, options to purchase 1,557,100 shares of Common Stock had been granted under the 1992 Plan, including 662,000 options to the named executive officers and 895,100 options to employees. Options were granted to the named executive officers as follows: 385,100 shares to Robert
J. Therrien, with an average exercise price of $7.73; 29,100 shares to David
R. Beaulieu, with an average exercise price of $12.21; 92,600 shares to Stanley D. Piekos, with an average exercise price of $6.94; 70,100 shares to Michael W. Pippins, with an average exercise price of $6.73; and 85,100 shares to Michael F. Werner, with an average exercise price of $6.73. The closing price of the Company's Common Stock on January 2, 1998 was $17.94.

  Options granted under the 1992 Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code of 1986, as it may be amended from time to time, or Title 1 of ERISA.

  The Board of Directors may amend, suspend or terminate the 1992 Plan; provided, however, that neither the Board of Directors nor the Compensation Committee may materially increase the number of securities which may be issued under the 1992 Plan, extend the term of the 1992 Plan, materially modify the requirements to be a participant in the 1992 Plan, materially increase the benefits accruing to participants in the 1992 Plan, or otherwise modify the 1992 Plan in any way or manner requiring the approval of stockholders without such approval and compliance with any applicable law, rules or regulations.

  Federal Tax Consequences. The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1992 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date of this proxy statement (the "Code"), current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 1992 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to the state tax laws. The 1992 Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  Incentive Stock Options under the 1992 Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

  An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

  A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lessor of
(a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term, mid-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

  Certain option holders are generally subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock. This may affect their tax liability if they make a disqualifying disposition of shares acquired on exercise of an incentive stock option. If an option holder subject to Section 16(b) makes a disqualifying disposition, the date on which the fair market value of the shares is determined may be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined (the "Determination Date") will be the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under
Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, if there is a disqualifying disposition and the Determination Date is after the date of exercise, the option holder may make an election pursuant to Section 83(b) of the Code in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the 83(b) election must be made and filed with the IRS within 30 days after exercise.

  In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax, and with the enactment of the Taxpayer Relief Act of 1997, the alternative minimum tax rate is now higher than the rate applicable to long-term capital gains.

  The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, which ever is applicable.

  Non-Qualified Stock Options under the 1992 Plan. The recipient of a non-qualified stock option under the 1992 Plan will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term, mid-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

  The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

  An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal to the basis of the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

  The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                PROPOSAL NO. 3

                        AMENDMENT OF THE 1995 EMPLOYEE
                              STOCK PURCHASE PLAN

  The Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock.

  The Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase thereunder from 150,000 shares to 250,000 shares.

  The Stock Purchase Plan provides that all employees of the Company (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year and who have completed twelve consecutive months, or two years, whether or not consecutive, of employment on or before the first day of the applicable offering period are eligible to participate. However, no employee who holds five percent (5%) or more of the Company's Common Stock is eligible to participate. Further, no employee may be granted an option pursuant to which the employee's right to purchase Common Stock under the Stock Purchase Plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 531 employees are currently eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is administered by the Compensation Committee.

  Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period (the periods run from January 1 to June 30 and from July 1 to December 31 and each is referred to as an "Offering Period"). On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to 85% of the fair market value of the Common Stock on either the first day of the Offering Period or on the last day of the Offering Period, whichever is less (the "Option Exercise Price"). (For this purchase, fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market System.) If no shares are traded on those days, the average of the fair market values on the immediately preceding and next following business day on which shares are traded is used instead. The Company technically grants an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment with the Company.

  A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent (10%) of his or her base pay (including commissions, if applicable), but not less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of the Offering Period may not be more than 1,500 shares on any such date.

  An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, the Company will refund without interest the entire remaining balance of the employee's deductions.

  The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan is 150,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. As described above, the Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase thereunder from 150,000 shares to 250,000 shares.

  The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, materially increase the benefits accruing to participants in the Stock Purchase Plan or materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan, and the Company will not have a deduction. If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the Stock Purchase Plan, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition over the Option Exercise Price, or (ii) 15% of the fair market value of the Common Stock on the first day of the Offering Period. Gain in excess of this amount, if any, will be taxed as long-term capital gain. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he suffers on the sale will be a capital loss. The Company will not have a deductible compensation expense as a result of the purchase of stock under the Stock Purchase Plan, unless there is a premature disposition, as described below.

  If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount, provided the Company timely provides the recipient and the Internal Revenue Service with a form W-2 or W-2c, whichever is applicable.

  The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

  The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 3.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3.

                                 OTHER MATTERS

VOTING PROCEDURES

  The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors, for the proposal to amend the 1992 Plan and for the proposal to amend the Stock Purchase Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

  The four nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment of the 1992 Plan and of the Stock Purchase Plan.

  Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the 1992 Plan and the Stock Purchase Plan even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposals to amend the 1992 Plan or the Stock Purchase Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote on one of the proposals will count toward the quorum but will count neither for nor against the proposal not voted.

INDEPENDENT ACCOUNTANTS

  The Company has appointed Price Waterhouse LLP as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending September 30, 1998. Such firm and its predecessor have served continuously in that capacity since 1989.

  A representative of Price Waterhouse LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 30, 1997 except that on November 13, 1997, Mr. Therrien filed a Form 5 dated November 2, 1997 reflecting the sale of shares of Common Stock on September 18, 1997; on November 13, 1997, Mr. Werner filed a Form 5 dated November 3, 1997 reflecting the sale of 3,700 shares of Common Stock on September 18, 1997 and the exercise of an option to purchase 41,250 shares on August 6, 1997; on November 13, 1997, Mr. Brooks filed a Form 5 dated November 3, 1997 reflecting the sale of 5,000 shares of Common Stock on September 18, 1997; on November 13, 1997, Mr. Piekos filed a Form 5 dated October 29, 1997 reflecting the sale of 10,250 shares of Common Stock on September 18, 1997; and on November 13, 1997, Mr. Pippins filed a Form 5 dated October 30, 1997 reflecting the sale of 2,000 shares of Common Stock on September 18, 1997.

OTHER PROPOSED ACTION

  The Board of Directors knows of no matters which may come before the Meeting other than the election of directors, the proposal to amend the 1992 Plan and the proposal to amend the Stock Purchase Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

  Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than September 16, 1998.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, BROOKS AUTOMATION, INC., 15 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS 01824.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                      1368-PS-98

                                  DETACH HERE


                            BROOKS AUTOMATION, INC.


     The undersigned hereby appoints Robert J. Therrien and Stanley D. Piekos, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1998 Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on Thursday, February 26, 1998, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE 1992 COMBINATION STOCK OPTION PLAN AND FOR THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN.


                 Continued, and to be signed, on reverse side    ---------------
                     (Please fill in the reverse side and        | SEE REVERSE |
                          mail in enclosed envelope)             |    SIDE     |
                                                                 ---------------




                                  DETACH HERE

[X]  Please mark                                                            ____
     votes as in                                                               |
     this example.                                                             |

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS AND A VOTE FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3.

     1. Election of Directors:

        Nominees: Robert J. Therrien, Norman B. Brooks,
                  Robert D. Emerick, Amin J. Khoury

                        FOR          WITHHELD
                        [_]            [_]

     [_] ________________________________________________
              For all nominees except as noted above



                                                   FOR   AGAINST   ABSTAIN
     2. To amend the 1992 Combination Stock        [_]     [_]       [_]
        Option Plan as described in the
        accompanying Proxy Statement.

     3. To amend the 1995 Employee Stock           [_]     [_]       [_]
        Purchase Plan as described in the
        accompanying Proxy Statement.

     4. To transact such other business as may properly come before the Meeting.



     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                   [_]


     (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)


Signature: ________________ Date:______ Signature: ________________ Date:______